PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 90 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                   Dated October 24, 2005
                                                                  Rule 424(b)(3)

                                   $21,000,000
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                                  Senior Notes
                                  ------------
                     Currency-Linked Capital-Protected Notes
                              due November 2, 2007
         Based on the Performance of a Basket of Six Currencies Relative
                               to the U.S. Dollar

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on whether an equally-weighted basket of six currencies strengthens relative to the U.S. dollar, as determined at maturity.
The basket is composed of the Hungarian forint, the Turkish lira, the Mexican peso, the Brazilian real, the Chinese renminbi and the Indian rupee, each of which we refer to as a basket currency and collectively we refer to as the basket currencies. In no event will the payment at maturity be less than the principal amount of $1,000.

o    We may increase the principal amount prior to the original issue date, but we are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of the basket currencies relative to the U.S. dollar. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times
     (iii) 150%, which we refer to as the participation rate.

o    The basket performance factor will equal the sum of (i) the Hungarian forint performance value, (ii) the Turkish lira performance value, (iii)
     the Mexican peso performance value, (iv) the Brazilian real performance value, (v) the Chinese renminbi performance value and (vi) the Indian rupee performance value, each as determined on October 12, 2007, which we refer to as the valuation date.

     o    The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal
          (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 16.6666%, which is the basket weighting for each basket currency.

          >    The initial exchange rate for each basket currency is equal to the rate for conversion of such basket currency into U.S. dollars
               (expressed as the number of units of such basket currency per one
               U.S. dollar) on October 24, 2005, the day we priced the notes for initial sale to the public.

          >    The final exchange rate for each basket currency will equal the rate for conversion of such basket currency into U.S. dollars
               (expressed as the number of units of such basket currency per one
               U.S. dollar) on the valuation date.

o    If the basket performance factor is less than or equal to zero, you will receive only the principal amount of $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket currencies.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBM0.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in
"Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------
                                   PRICE 100%
                                  -----------

                                  Price to          Agent's          Proceeds to
                                   Public        Commissions(1)        Company
                                -----------      --------------      -----------
Per note....................       100%                1.50%            98.50%
Total.......................    $21,000,000          $315,000        $20,685,000

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental
Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores
Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y
Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from
Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies
Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong
Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to
"professional investors" within the meaning of the Securities and Futures
Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not
be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

     The notes may not be offered or sold to the public in the People's Republic of China (excluding Hong Kong, Macau and Taiwan).

                                      PS-2

================================================================================

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of an equally-weighted basket of six currencies composed of the Hungarian forint, the Turkish lira, the
Mexican peso, the Brazilian real, the Chinese renminbi and the Indian rupee.
These notes combine features of a debt investment and a foreign currency option by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket currencies against the U.S. dollar. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the value of a basket of currencies against the U.S. dollar.

Each note costs $1,000   We, Morgan Stanley, are offering you Currency-Linked
                         Capital-Protected Notes due November 2, 2007, Based on
                         the Performance of a Basket of Six Currencies Relative
                         to the U.S. Dollar, which we refer to as the notes. The
                         principal amount and issue price of each note is
                         $1,000.

                         The original issue price of the notes includes the
                         agent's commissions paid with respect to the notes and
                         the cost of hedging our obligations under the notes.
                         The cost of hedging includes the projected profit that
                         our subsidiaries may realize in consideration for
                         assuming the risks inherent in managing the hedging
                         transactions. The fact that the original issue price of
                         the notes reflects these commissions and hedging costs
                         is expected to adversely affect the secondary market
                         prices of the notes. See "Risk Factors--The inclusion
                         of commissions and projected profit from hedging in the
                         original issue price is likely to adversely affect
                         secondary market prices" and "Description of Notes--Use
                         of Proceeds and Hedging."

The basket               We have designed the notes to provide investors with
                         exposure to a group of currencies of developing
                         countries in three geographically different areas. If
                         the basket of currencies strengthens against the U.S.
                         dollar, you will receive a supplemental redemption
                         amount in addition to the return of your principal at
                         maturity. If, on the other hand, the basket of
                         currencies weakens against the U.S. dollar, you will
                         not receive any supplemental redemption amount and will
                         receive only your principal amount at maturity.

                         The following table sets forth the basket currencies,
                         the initial exchange rate for each basket currency
                         (expressed as the number of units of each basket
                         currency per one U.S. dollar), the Reuters Page for
                         each exchange rate and the weighting of each basket
                         currency in the basket:

                                        Initial
                                        Exchange
                                          Rate
                                       (expressed
                                       as units of
                                        currency                      Percentage
                                          per one                       Weight
                    Basket Currency    U.S. dollar)   Reuters Page     of Basket
                    ----------------   ------------  ---------------  ----------
                    Hungarian forint      212.2070   ECB37=(HUF/
                                                      EUR)/(USD/EUR)    16.6666%
                    Turkish lira            1.3646   ECB37=(TRY/
                                                      EUR)/(USD/EUR)    16.6666%
                    Mexican peso           10.8555   WMRSPOT10          16.6666%
                    Brazilian real          2.2619   BRFR               16.6666%
                    Chinese renminbi        8.0916   SAEC               16.6666%
                    Indian rupee           45.1400   RBIB               16.6666%

Payment at maturity      Unlike ordinary debt securities, the notes do not pay
                         interest. Instead, at maturity, you will receive the
                         principal amount of $1,000 plus a supplemental
                         redemption amount, if any, based on the performance of
                         the equally-weighted basket of currencies. The
                         supplemental redemption amount will equal (i) $1,000
                         times (ii) the basket performance

                                      PS-3

================================================================================

                         factor times (iii) 150%, which we refer to as the
                         participation rate; provided that the supplemental
                         redemption amount will not be less than zero. The
                         basket performance factor will equal the sum of the
                         currency performance values, whether positive or
                         negative, for each basket currency.

                         The performance value for each basket currency measures
                         the change in strength of the basket currency against
                         the U.S. dollar and will equal (i) the percentage
                         change, whether positive or negative, in the final
                         exchange rate for such basket currency from the initial
                         exchange rate for such basket currency times (ii)
                         16.6666%, which is the basket weighting for each basket
                         currency. The initial exchange rate for each basket
                         currency is the exchange rate on October 24, 2005, the
                         day we priced the notes for initial sale to the public.
                         The final exchange rate for each basket currency will
                         equal the exchange rate for such basket currency on the
                         valuation date.

                         If the scheduled valuation date is not a currency
                         business day with respect to any basket currency, the
                         valuation date for that basket currency will be the
                         immediately preceding currency business day.

                                    100% Principal Protection

                         At maturity, we will pay you at least $1,000 plus the
                         supplemental redemption amount, if any.

                                  The Supplemental Redemption Amount is
                         Linked to the Performance of a Basket of Six Currencies
                                         Relative to the U.S. Dollar

                         The supplemental redemption amount will equal (i)
                         $1,000 times (ii) the basket performance factor times
                         (iii) 150%, which we refer to as the participation
                         rate; provided that the supplemental redemption amount
                         will not be less than zero. The supplemental redemption
                         amount will be calculated as follows:

                         supplemental redemption amount = $1,000 x (basket performance factor x participation rate)

                      where:

                         basket performance factor =  the sum of (i) the Hungarian forint performance value,
                                                      (ii) the Turkish lira performance value, (iii) the
                                                      Mexican peso performance value, (iv) the Brazilian real
                                                      performance value, (v) the Chinese renminbi performance
                                                      value and (vi) the Indian rupee performance value, each
                                                      as determined on the valuation date; and

                                    valuation date =  October 12, 2007, subject to adjustment in the event of a non-currency business day; and where:

                                                    Currency Performance Values
                                                    ---------------------------
                                                                                                Basket
                                                                                               Weighting
                                                                                               ---------
                         Hungarian forint    ( Initial Hungarian Forint Exchange Rate     )
                         performance value = ( --------------------------------------  - 1)   x  .166666
                                             (  Final Hungarian Forint Exchange Rate      )

                         Turkish lira        (Initial Turkish Lira Exchange Rate          )
                         performance value = (---------------------------------------  - 1)   x  .166666
                                             (  Final Turkish Lira Exchange Rate          )

                                           PS-4

========================================================================================================

                                                   Currency Performance Values
                                                    ---------------------------

                                                                                                Basket
                                                                                               Weighting
                                                                                               ---------
                         Mexican peso        ( Initial Mexican Peso Exchange Rate         )
                         performance value = (---------------------------------------  - 1)   x  .166666
                                             (  Final Mexican Peso Exchange Rate          )

                         Brazilian real      (Initial Brazilian Real Exchange Rate        )
                         performance value = (---------------------------------------  - 1)   x  .166666
                                             ( Final Brazilian Real Exchange Rate         )

                         Chinese renminbi    (Initial Chinese Renminbi Exchange Rate      )
                         performance value = (---------------------------------------  - 1)   x  .166666
                                             (Final Chinese Renminbi Exchange Rate        )

                         Indian rupee        ( Initial Indian Rupee Exchange Rate         )
                         performance value = (---------------------------------------  - 1)   x  .166666
                                             (  Final Indian Rupee Exchange Rate          )

                         If the basket performance factor, which is the sum of
                         all the basket currencies' individual performance
                         values, is equal to or less than zero, the supplemental
                         redemption amount will be zero. In that case, you will
                         receive at maturity only the principal amount of $1,000
                         for each note that you hold and will not receive any
                         supplemental redemption amount. Beginning on PS-7, we
                         have provided examples of hypothetical payouts on the
                         notes.

                         You can review a table of the historical exchange rates
                         (expressed as the number of units of each basket
                         currency per one U.S. dollar) of each of the basket
                         currencies for each calendar quarter in the period from
                         January 1, 2000 through October 24, 2005 and related
                         graphs and a graph of the historical performance of the
                         basket against the U.S. dollar for the period from
                         January 1, 2000 through October 24, 2005 in this
                         pricing supplement under "Description of
                         Notes--Historical Information" and "--Historical
                         Graph." You cannot predict the future performance of
                         the basket currencies based on their historical
                         performance.

MS & Co. will be the     We have appointed our affiliate, Morgan Stanley & Co.
calculation agent        Incorporated, which we refer to as MS & Co., to act as
                         calculation agent for JPMorgan Chase Bank, N.A.
                         (formerly known as JPMorgan Chase Bank), the trustee
                         for our senior notes. As calculation agent, MS & Co.
                         has determined the initial exchange rate for each
                         basket currency, and will determine the final exchange
                         rate for each basket currency, the basket currencies'
                         performance values and the basket performance factor,
                         and will calculate the supplemental redemption amount,
                         if any, you will receive at maturity.

The notes will be        The notes will be treated as "contingent payment debt
treated as contingent    instruments" for U.S. federal income tax purposes, as
payment debt             described in the section of this pricing supplement
instruments for U.S.     called "Description of Notes--United States Federal
federal income tax       Income Taxation." Under this treatment, if you are a
purposes                 U.S. taxable investor, you will generally be subject to
                         annual income tax based on the comparable yield (as
                         defined in this pricing supplement) of the notes even
                         though you will not receive any stated interest
                         payments on the notes. In addition, any gain recognized
                         by U.S. taxable investors on the sale or exchange, or
                         at maturity, of the notes generally will be treated as
                         ordinary income. Please read carefully the section of
                         this pricing supplement called "Description of
                         Notes--United States Federal Income Taxation" and the
                         sections called "United States Federal
                         Taxation--Notes--Optionally Exchangeable Notes" and
                         "United States Federal Taxation--Backup Withholding" in
                         the accompanying prospectus supplement for a full
                         description of the U.S. federal income tax and
                         withholding consequences of ownership and disposition
                         of a contingent payment debt instrument.

                         If you are a non-U.S. investor, please also read the
                         section of this pricing supplement called "Description
                         of Notes--United States Federal Income
                         Taxation--Non-U.S. Holders."

                                      PS-5

================================================================================

                         You are urged to consult your own tax advisor regarding
                         all aspects of the U.S. federal income tax consequences
                         of investing in the notes as well as any tax
                         consequences arising under the laws of any state, local
                         or foreign taxing jurisdiction

Where you can find more  The notes are senior notes issued as part of our Series
information on the       F medium-term note program. You can find a general
notes                    description of our Series F medium-term note program in
                         the accompanying prospectus supplement dated November
                         10, 2004. We describe the basic features of this type
                         of note in the sections of the prospectus supplement
                         called "Description of Notes--Floating Rate Notes" and
                         "--Currency-Linked Notes."

                         Because this is a summary, it does not contain all the
                         information that may be important to you. For a
                         detailed description of the terms of the notes, you
                         should read the "Description of Notes" section in this
                         pricing supplement. You should also read about some of
                         the risks involved in investing in notes in the section
                         called "Risk Factors." The tax treatment of investments
                         in currency-linked notes such as these differs from
                         that of investments in ordinary debt securities. See
                         the section of this pricing supplement called
                         "Description of Notes--United States Federal Income
                         Taxation." We urge you to consult with your investment,
                         legal, tax, accounting and other advisors with regard
                         to any proposed or actual investment in the notes.

How to reach us          You may contact your local Morgan Stanley branch office
                         or our principal executive offices at 1585 Broadway,
                         New York, New York 10036 (telephone number (212)
                         761-4000).

                                      PS-6

================================================================================

                        HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000.
The supplemental redemption amount will be calculated on the valuation date and will be equal to (i) $1,000 times (ii) the basket performance factor times (iii)
the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:

     All the currency performance values are positive.

     Participation Rate:     150%

     For each basket currency, the currency performance value will equal:

Currency Performance        (Initial Exchange Rate    )
Value                   =   (--------------------- - 1)  x  basket weighting
                            ( Final Exchange Rate     )

     For example, the currency performance value of the Hungarian forint
(assuming the initial and hypothetical final exchange rates as provided in the table below) is calculated as follows:

                     (212.2070)
                     (--------  - 1)  x  .166666  =  2.00%
                     (189.4705)

     In the hypothetical calculation above, the Hungarian forint has strengthened 12.00% against the U.S. dollar. The Hungarian forint performance value is therefore 2.00%. The performance values for the remaining five currencies are shown in the last column in the table below assuming the same
12.00% strengthening against the U.S. dollar.

                          Percentage               Hypothetical  Hypothetical
                           Weight of    Initial       Final        Currency
                         Currencies in  Exchange     Exchange     Performance
        Currency          the Basket      Rate         Rate          Values
    ----------------     -------------  --------   ------------  ------------
    Hungarian forint        16.6666%    212.2070     189.4705        2.00%
      Turkish lira          16.6666%      1.3646       1.2184        2.00%
      Mexican peso          16.6666%     10.8555       9.6924        2.00%
     Brazilian real         16.6666%      2.2619       2.0196        2.00%
    Chinese renminbi        16.6666%      8.0916       7.2246        2.00%
      Indian rupee          16.6666%     45.1400      40.3036        2.00%
                                                                    ------
                                         Basket Performance Factor  12.00%

     Each basket currency in the above example has strengthened 12.00% against the U.S. dollar. The basket performance factor equals the sum of the six individual currency performance values and, accordingly, the basket performance factor is 12.00%. The supplemental redemption amount is therefore calculated as follows:

     Supplemental Redemption Amount  =  $1,000 x (basket performance factor x participation rate)

                                      PS-7

================================================================================

     So, in the hypothetical example above,

     Supplemental Redemption Amount per note  =  $1,000 x 12.00% x 150% = $180

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,180, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $180.

Example 2:

Some currency performance values are positive, while others are negative.

     Participation Rate:     150%

                          Percentage              Hypothetical   Hypothetical
                           Weight of    Initial       Final        Currency
                         Currencies in  Exchange     Exchange     Performance
        Currency          the Basket      Rate         Rate         Values
    ----------------     -------------  --------  ------------   ------------
Hungarian forint            16.6666%    212.2070      189.4705       2.00%
Turkish lira                16.6666%      1.3646        1.9494      -5.00%
Mexican peso                16.6666%     10.8555       15.5079      -5.00%
Brazilian real              16.6666%      2.2619        2.0196       2.00%
Chinese renminbi            16.6666%      8.0916        7.2246       2.00%
Indian rupee                16.6666%     45.1400       40.3036       2.00%
                                                                    ------
                                         Basket Performance Factor  -2.00%

Supplemental Redemption Amount per note = $1,000 x -2.00% (less than zero) x 150% = $0

     In the above example, four of the six basket currencies--the Hungarian forint, the Brazilian real, the Chinese renminbi and the Indian rupee (with a combined basket weighting of approximately 67% of the basket)--each strengthened by 12.00% against the U.S. dollar over the term of the notes, but the remaining two basket currencies--the Turkish lira and the Mexican peso (with a combined basket weighting of approximately 33% of the basket)--each weakened by approximately 30% against the U.S. dollar over the term of the notes.
Accordingly, although four of the basket currencies have positive performance values and two have negative performance values as of the valuation date, the basket performance factor is less than zero. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal only the $1,000 principal amount.

     You can review a table of the historical exchange rates (expressed as the number of units of each basket currency per one U.S. dollar) of each of the basket currencies for each calendar quarter in the period from January 1, 2000 through October 24, 2005 and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1,
2000 through October 24, 2005 in this pricing supplement under "Description of
Notes--Historical Information" and "--Historical Graph."

                                      PS-8

================================================================================

                                  RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of
the notes do not pay interest    ordinary debt securities in that we will not
                                 pay interest on the notes. Because of the
                                 variable nature of the supplemental redemption
                                 amount due at maturity, which may equal zero,
                                 the return on your investment in the notes (the
                                 effective yield to maturity) may be less than
                                 the amount that would be paid on an ordinary
                                 debt security. The return of only the principal
                                 amount at maturity will not compensate you for
                                 the effects of inflation and other factors
                                 relating to the value of money over time. The
                                 notes have been designed for investors who are
                                 willing to forgo market floating interest rates
                                 on the notes in exchange for a supplemental
                                 amount based on the performance of a basket of
                                 currencies relative to the U.S. dollars.

The notes are subject to         Fluctuations in the exchange rates between the
currency exchange risk           U.S. dollar and the basket currencies will
                                 affect the value of the notes.

                                 The exchange rates between the basket
                                 currencies and the U.S. dollar are the result
                                 of the supply of, and the demand for, these
                                 basket currencies. Changes in the exchange
                                 rates result over time from the interaction of
                                 many factors directly or indirectly affecting
                                 economic and political conditions in the
                                 country of each basket currency and the United
                                 States, including economic and political
                                 developments in other countries.

                                 Of particular importance to potential currency
exchange risk are:

                                     o   existing and expected rates of inflation

                                     o   existing and expected interest rate levels

                                     o   the balance of payments

                                     o   the extent of governmental surpluses or
                                         deficits in the relevant foreign country
                                         and the United States of America

                                 All of these factors are in turn sensitive to
                                 the monetary, fiscal and trade policies pursued
                                 by the governments of various countries and the
                                 United States and other countries important to
                                 the international trade and finance.

The notes will not be listed     The notes will not be listed on any securities
                                 exchange. There may be little or no secondary
                                 market for the notes. Even if there is a
                                 secondary market, it may not provide enough
                                 liquidity to allow you to sell the notes
                                 easily. MS & Co. currently intends to act as a
                                 market maker for the notes but is not required
                                 to do so. Because we do not expect that other
                                 market makers will participate significantly in
                                 the secondary market for the notes, the price
                                 at which you may be able to trade your notes is
                                 likely to depend on the price, if any, at which
                                 MS & Co. is willing to transact. If at any time
                                 MS & Co. were to cease acting as a market
                                 maker, it is likely that there would be little
                                 or no secondary market for the notes.

Market price of the notes will   Several factors, many of which are beyond our
be influenced by many            control, will influence the value of the notes
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the
                                 notes in the secondary market. As noted above,
                                 we expect that the exchange rate for the basket
                                 currencies on any day will affect the value of
                                 the notes more than any other single factor.
                                 Other factors that may influence the value of
                                 the notes include:

                                 o    the volatility (frequency and magnitude of
                                      changes in value) of the basket currencies
                                      relative to the U.S. dollar

                                      PS-9

================================================================================

                                 o    interest and yield rates in the U.S.
                                      market and in the markets for each of the
                                      basket currencies

                                 o    geopolitical conditions and economic,
                                      financial, political and regulatory or
                                      judicial events that affect the basket
                                      currencies or currencies markets generally
                                      and that may affect the final exchange
                                      rates

                                 o    the time remaining to the maturity of the
                                      notes

                                 o    our creditworthiness

                                 Some or all of these factors will influence the
                                 price that you will receive if you sell your
                                 notes prior to maturity. For example, you may
                                 have to sell your notes at a substantial
                                 discount from the principal amount if at the
                                 time of sale the exchange rates for certain or
                                 all of the basket currencies have weakened
                                 against the U.S. dollar or if interest rates
                                 rise.

                                 You cannot predict the future performance of
                                 the basket currencies based on their historical
                                 performance. We cannot guarantee that the
                                 basket performance factor will be positive so
                                 that you will receive at maturity an amount in
                                 excess of the principal amount of the notes.

Specific currencies' exchange    Hungary
rates are volatile and are
affected by numerous factors     The exchange rate between the Hungarian forint
specific to each foreign         and the U.S. dollar is primarily affected by
country                          the supply and demand for the two currencies,
                                 as well as by government policy or actions, but
                                 is also influenced significantly from time to
                                 time by political or economic developments in
                                 Hungary or elsewhere, and by macroeconomic
                                 factors and speculative actions. In 2001, the
                                 Hungarian government and the National Bank of
                                 Hungary jointly determined to "peg" the forint
                                 to the euro, so as to permit the exchange rate
                                 to fluctuate against the euro in either
                                 direction by up to 15% from a central parity,
                                 which was set to HUF 276.1/euro. In June 2003,
                                 the National Bank of Hungary shifted the
                                 central parity by 2.26%, which caused a
                                 depreciation in the forint of approximately
                                 10%. In addition, the government and the
                                 National Bank of Hungary have from time to time
                                 intervened in the foreign exchange market by
                                 selling forints and raising or lowering
                                 interest rates. The government may impose other
                                 restrictions on the foreign exchange market,
                                 such as by restricting the ability to convert
                                 forints into foreign currencies. Factors that
                                 might affect the likelihood of the government
                                 imposing these or other exchange control
                                 restrictions include the level of Hungary's
                                 foreign debt, the extent of Hungary's foreign
                                 currency reserves, the size of Hungary's debt
                                 service burden relative to the economy as a
                                 whole, regional hostilities, terrorist attacks
                                 or social unrest, and political constraints to
                                 which Hungary may be subject.

                                 Turkey

                                 The exchange rate between the Turkish lira and
                                 the U.S. dollar is primarily affected by the
                                 supply and demand for the two currencies, as
                                 well as by government policy or actions, but is
                                 also influenced significantly from time to time
                                 by political or economic developments in Turkey
                                 or elsewhere, and by macroeconomic factors and
                                 speculative actions. The Central Bank of Turkey
                                 has implemented a floating exchange rate
                                 regime, which has been in effect since February
                                 2001. The Bank has from time to time intervened
                                 in the foreign exchange market by conducting
                                 foreign exchange purchase auctions and other
                                 forms of intervention, usually in cases of
                                 excess volatility in the floating exchange rate
                                 regime. In addition, the government may impose
                                 other restrictions on the foreign exchange
                                 market, such as by restricting the ability to
                                 convert lira into foreign currencies. Factors
                                 that might affect the likelihood of the
                                 government imposing these or other exchange
                                 control restrictions include the level of
                                 Turkey's foreign debt, the extent of Turkey's
                                 foreign exchange reserves, regional
                                 hostilities, terrorist activities or

                                     PS-10

================================================================================

                                 social unrest, including unresolved issues in
                                 Turkey's relations with Greece, and the level
                                 of untaxed economic activities due to Turkey's
                                 substantial unregistered economy.

                                 Mexico

                                 The exchange rate between the Mexican peso and
                                 the U.S. dollar is primarily affected by the
                                 supply and demand for the two currencies, as
                                 well as by government policy or actions, but is
                                 also influenced significantly from time to time
                                 by political or economic developments in Mexico
                                 or elsewhere, and by macroeconomic factors and
                                 speculative actions. Since 1994, the Mexican
                                 government has allowed the peso to float freely
                                 against the U.S. dollar and since 1982 has not
                                 restricted the ability to convert pesos into
                                 foreign currencies. The peso depreciated
                                 through the late 1990s, stabilized and
                                 strengthened in 2001, and has depreciated
                                 significantly thereafter, due in large part to
                                 the worldwide economic slowdown and increased
                                 volatility in the foreign exchange markets.
                                 There can be no assurance that the peso will
                                 not depreciate significantly in the future, as
                                 it has in the past, or that the Mexican
                                 government will maintain its current foreign
                                 exchange policies. Factors that might affect
                                 the likelihood of the government imposing these
                                 or other exchange control restrictions include
                                 the extent of Mexico's foreign currency
                                 reserves, the availability of sufficient
                                 foreign exchange on the date a payment is due,
                                 the size of Mexico's debt service burden
                                 relative to the economy as a whole, Mexico's
                                 policy towards the International Monetary Fund,
                                 and political constraints to which Mexico may
                                 be subject.

                                 Brazil

                                 The exchange rate between the Brazilian real
                                 and the U.S. dollar is primarily affected by
                                 the supply and demand for the two currencies,
                                 as well as by government policy or actions, but
                                 is also influenced significantly from time to
                                 time by political or economic developments in
                                 Brazil or elsewhere, and by macroeconomic
                                 factors and speculative actions. The exchange
                                 rate is freely negotiated, but may be
                                 influenced from time to time by Central Bank
                                 intervention. From 1995 to 1999, the Central
                                 Bank allowed the gradual devaluation of the
                                 real against the U.S. dollar. In 1999, the
                                 Central Bank allowed the exchange rate to float
                                 freely and since then the exchange rate has
                                 fluctuated considerably. In addition, under
                                 certain conditions the government has the
                                 ability to restrict the conversion of the real
                                 into foreign currencies. Factors that might
                                 affect the likelihood of the government
                                 imposing these or other exchange control
                                 restrictions include the extent of Brazil's
                                 foreign currency reserves, the size of Brazil's
                                 debt service burden relative to the economy as
                                 a whole, Brazil's policy towards the
                                 International Monetary Fund, and political
                                 constraints to which Brazil may be subject.

                                 China

                                 The exchange rate between the Chinese renminbi
                                 and the U.S. dollar is primarily affected by
                                 government policy or actions, but is also
                                 influenced significantly from time to time by
                                 political or economic developments in China or
                                 elsewhere, and by macroeconomic factors and
                                 speculative actions. Since the beginning of
                                 1994, the Chinese government has used a managed
                                 floating exchange rate system, under which the
                                 People's Bank of China allows the renminbi to
                                 float within a specified band around the
                                 central exchange rate that is published daily
                                 by the People's Bank. In July 2005, the Bank
                                 revalued the renminbi by 2% and announced that
                                 in the future it would set the value of the
                                 renminbi with reference to a basket of
                                 currencies rather than solely with reference to
                                 the U.S. dollar. To the extent that management
                                 of the renminbi results in trading levels that
                                 do not fully reflect market forces, any further
                                 changes in the government's management of its
                                 currency could result in significant movement
                                 in the exchange rate between the Chinese
                                 renminbi and the U.S. dollar.

                                     PS-11

================================================================================

                                 India

                                 The exchange rate between the Indian rupee and
                                 the U.S. dollar is primarily affected by the
                                 supply and demand for the two currencies, as
                                 well as by government policy or actions, but is
                                 also influenced significantly from time to time
                                 by political or economic developments in India
                                 or elsewhere, and by macroeconomic factors and
                                 speculative actions. During the past decade,
                                 the Indian government has pursued policies of
                                 economic liberalization and deregulation, but
                                 the government's role in the economy has
                                 remained significant. The Indian government
                                 allows the exchange rate to float freely,
                                 without a fixed target or band, but will
                                 intervene when it deems necessary to preserve
                                 stability. It also has the ability to restrict
                                 the conversion of rupees into foreign
                                 currencies, and under certain circumstances
                                 investors that seek to convert rupees into
                                 foreign currency must obtain the approval of
                                 the Reserve Bank of India. Factors that might
                                 affect the likelihood of the government
                                 imposing these or other exchange control
                                 restrictions include the extent of India's
                                 foreign currency reserves, the balance of
                                 payments, the extent of governmental surpluses
                                 and deficits, the size of India's debt service
                                 burden relative to the economy as a whole,
                                 regional hostilities, terrorist attacks or
                                 social unrest, and political constraints to
                                 which India may be subject.

                                 A weakening in the exchange rate of any of the
                                 basket currencies against the U.S. dollar may
                                 have a material adverse effect on the value of
                                 the notes and the return on an investment in
                                 the notes.

Intervention in the currency     Foreign exchange rates can be fixed by the
markets by the countries         sovereign government, allowed to float within a
issuing the basket currencies    range of exchange rates set by the government,
could materially and adversely   or left to float freely. Governments, including
affect the value of the notes    those issuing the basket currencies, use a
                                 variety of techniques, such as intervention by
                                 their central bank or imposition of regulatory
                                 controls or taxes, to affect the exchange rates
                                 of their respective currencies. They may also
                                 issue a new currency to replace an existing
                                 currency, fix the exchange rate, or alter the
                                 exchange rate or relative exchange
                                 characteristics by devaluation or revaluation
                                 of a currency. Thus, a special risk in
                                 purchasing the notes is that their liquidity,
                                 trading value and amount payable could be
                                 affected by the actions of sovereign
                                 governments that could change or interfere with
                                 previously freely determined currency
                                 valuations, fluctuations in response to other
                                 market forces and the movement of currencies
                                 across borders. There will be no offsetting
                                 adjustment or change made during the term of
                                 the notes in the event that any floating
                                 exchange rate should become fixed, any fixed
                                 exchange rate should be allowed to float, or
                                 that the band limiting the float of any basket
                                 currency should be altered or removed. Nor will
                                 there be any offsetting adjustment or change in
                                 the event of any other devaluation or
                                 revaluation or imposition of exchange or other
                                 regulatory controls or taxes, or in the event
                                 of other developments affecting the basket
                                 currencies or the U.S. dollar or any other
                                 currency.

Even though currencies trade     The Interbank market in foreign currencies is a
around-the-clock, the notes      global, around-the-clock market. Therefore, the
will not                         hours of trading for the notes, if any trading
                                 market develops, will not conform to the hours
                                 during which the basket currencies are traded.
                                 Significant price and rate movements may take
                                 place in the underlying foreign exchange
                                 markets that will not be reflected immediately
                                 in the price of the notes. The possibility of
                                 these movements should be taken into account in
                                 relating the value of the notes to those in the
                                 underlying foreign exchange markets. There is
                                 no systematic reporting of last-sale
                                 information for foreign currencies. Reasonably
                                 current bid and offer information is available
                                 in certain brokers' offices, in bank foreign
                                 currency trading offices and to others who wish
                                 to subscribe for this information, but this
                                 information will not necessarily be reflected
                                 in the value of the basket used to calculate
                                 the supplemental redemption amount. There is no
                                 regulatory requirement that those quotations be
                                 firm or revised on a timely basis. The absence
                                 of last-sale information and the limited
                                 availability of quotations to individual
                                 investors may make it difficult for many
                                 investors to obtain timely, accurate data about
                                 the state of the underlying foreign exchange
                                 markets.

                                     PS-12

================================================================================

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original issue    which MS & Co. is willing to purchase notes in
price is likely to adversely     secondary market transactions will likely be
affect secondary market prices   lower than the original issue price, since the
                                 original issue price included, and secondary
                                 market prices are likely to exclude,
                                 commissions paid with respect to the notes, as
                                 well as the projected profit included in the
                                 cost of hedging our obligations under the
                                 notes. In addition, any such prices may differ
                                 from values determined by pricing models used
                                 by MS & Co., as a result of dealer discounts,
                                 mark-ups or other transaction costs.

Changes in the exchange rate     Exchange rate movements in the basket
of one or more of the basket     currencies may not correlate with each other.
currencies may offset each       At a time when one or more of the basket
other                            currencies strengthens relative to the U.S.
                                 dollar, the exchange rate of one or more of the
                                 other basket currencies may weaken relative to
                                 the U.S. dollar, or strengthen to a lesser
                                 extent. Therefore, in calculating the basket
                                 performance factor, the strengthening relative
                                 to the U.S. dollar of one or more of the basket
                                 currencies may be moderated, or wholly offset,
                                 by the weakening or lesser strengthening
                                 against the U.S. dollar of one or more of the
                                 other basket currencies.

                                 You can review a table of the historical
                                 exchange rates of each of the basket currencies
                                 for each calendar quarter in the period from
                                 January 1, 2000 through October 24, 2005 and
                                 related graphs and a graph of the historical
                                 performance of the basket against the U.S.
                                 dollar for the period from January 1, 2000
                                 through October 24, 2005 in this pricing
                                 supplement under "Description of
                                 Notes--Historical Information" and
                                 "--Historical Graph." You cannot predict the
                                 future performance of any of the basket
                                 currencies relative to the U.S. dollar or of
                                 the basket as a whole, or whether the
                                 strengthening of any of the basket currencies
                                 relative to the U.S. dollar will be offset by
                                 the weakening of other basket currencies
                                 against the U.S. dollar, based on their
                                 historical performance. In addition, there can
                                 be no assurance that the final exchange rates
                                 of any of the basket currencies will strengthen
                                 against the U.S. dollar, or that the sum of the
                                 performance values of the basket currencies
                                 will be positive. If the basket performance
                                 factor is zero or less, you will receive at
                                 maturity only the principal amount of the notes
                                 you hold.

Suspension or disruptions of     The currency markets are subject to temporary
market trading in the basket     distortions or other disruptions due to various
currencies may adversely         factors, including government regulation and
affect the value of the notes    intervention, the lack of liquidity in the
                                 markets, and the participation of speculators.
                                 These circumstances could adversely affect the
                                 exchange rates of the basket currencies and,
                                 therefore, the value of the notes.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other of   and other of our affiliates are potentially
our affiliates are potentially   adverse to your interests as an investor in the
adverse to your interests        notes.

                                 As calculation agent, MS & Co. will determine
                                 the initial exchange rate for each basket
                                 currency, the final exchange rate for each
                                 basket currency, the basket currencies'
                                 performance values, the basket performance
                                 factor, and calculate the supplemental
                                 redemption amount, if any, you will receive at
                                 maturity. Determinations made by MS & Co., in
                                 its capacity as calculation agent, including
                                 with respect to the calculation of any exchange
                                 rate in the event of a discontinuance of
                                 reporting of a basket currency's exchange rate,
                                 may affect the payout to you at maturity. See
                                 the sections of this pricing supplement called
                                 "Description of Notes--Exchange Rate" and
                                 "--Price Materiality Event."

                                 The original issue price of the notes includes
                                 the agent's commissions and certain costs of
                                 hedging our obligations under the notes. The
                                 subsidiaries through which we hedge our
                                 obligations under the notes expect to make a
                                 profit. Since hedging our obligations entails
                                 risk and may be influenced by market forces
                                 beyond our or our subsidiaries' control, such
                                 hedging may result in a profit that is more or
                                 less than initially projected.

                                     PS-13

================================================================================

Hedging and trading activity     MS & Co. and other affiliates of ours have
by the calculation agent and     carried out, and will continue to carry out,
its affiliates could             hedging activities related to the notes (and
potentially adversely affect     possibly to other instruments linked to the
the exchange rates of the        basket currencies), including trading in
basket currencies                forward and options contracts on the basket
                                 currencies as well as in other instruments
                                 related to the basket currencies. MS & Co. and
                                 some of our other subsidiaries also trade the
                                 basket currencies and other financial
                                 instruments related to the basket currencies on
                                 a regular basis as part of their general
                                 broker-dealer, proprietary trading and other
                                 businesses. Any of these hedging or trading
                                 activities as of the date of this pricing
                                 supplement could potentially have decreased the
                                 initial exchange rates for the basket
                                 currencies and, as a result, could have
                                 decreased the exchange rates at which the
                                 basket currencies must close on the valuation
                                 date before you receive a payment at maturity
                                 that exceeds the principal amount of the notes.

                                 Additionally, such hedging or trading
                                 activities during the term of the notes could
                                 potentially affect the exchange rates of the
                                 basket currencies on the valuation date and,
                                 accordingly, the amount of cash you will
                                 receive at maturity.

The notes will be treated as     You should also consider the tax consequences
contingent payment debt          of investing in the notes. The notes will be
instruments for U.S. federal     treated as "contingent payment debt
income tax purposes              instruments" for U.S. federal income tax
                                 purposes, as described in the section of this
                                 pricing supplement called "Description of
                                 Notes--United States Federal Income Taxation."
                                 Under this treatment, if you are a U.S. taxable
                                 investor, you will generally be subject to
                                 annual income tax based on the comparable yield
                                 (as defined in this pricing supplement) of the
                                 notes even though you will not receive any
                                 stated interest payments on the notes. In
                                 addition, any gain recognized by U.S. taxable
                                 investors on the sale or exchange, or at
                                 maturity, of the notes generally will be
                                 treated as ordinary income. Please read
                                 carefully the section of this pricing
                                 supplement called "Description of Notes--United
                                 States Federal Income Taxation" and the
                                 sections called "United States Federal
                                 Taxation--Notes-- Optionally Exchangeable
                                 Notes" and "United States Federal
                                 Taxation--Backup Withholding" in the
                                 accompanying prospectus supplement for a full
                                 description of the U.S. federal income tax and
                                 withholding consequences of ownership and
                                 disposition of a contingent payment debt
                                 instrument.

                                 If you are a non-U.S. investor, please also
                                 read the section of this pricing supplement
                                 called "Description of Notes--United States
                                 Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor
                                 regarding all aspects of the U.S. federal
                                 income tax consequences of investing in the
                                 notes as well as any tax consequences arising
                                 under the laws of any state, local or foreign
                                 taxing jurisdiction.

                                     PS-14

================================================================================

                              DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Notes" refers to each $1,000 principal amount of any of our Currency-Linked Capital-Protected Notes Due
November 2, 2007, Based on the Performance of a Basket of Six Currencies
Relative to the U.S. Dollar. In this pricing supplement, the terms "we," "us"
and "our" refer to Morgan Stanley.

Aggregate Principal Amount.....  $21,000,000

Original Issue Date
  (Settlement Date)............  November 2, 2005

Maturity Date..................  November 2, 2007

Valuation Date.................  October 12, 2007, subject to adjustment if such date is not a Currency Business Day as
                                 described in the following paragraph.

                                 If October 12, 2007 is not a Currency Business
                                 Day with respect to any Basket Currency, the
                                 Valuation Date with respect to such Basket
                                 Currency will be the immediately preceding
                                 Currency Business Day with respect to such
                                 Basket Currency prior to the scheduled
                                 Valuation Date.

Interest Rate..................  None

Specified Currency.............  U.S. dollars

CUSIP Number...................  61746SBM0

Minimum Denominations..........  $1,000

Issue Price....................  $1,000 (100%)

Basket.........................  The following table sets forth the Basket
                                 Currencies, the Reuters Page for each Basket
                                 Currency and the Basket Weighting of each
                                 Basket Currency in the Basket:

                                                                                          Basket
                                  Basket Currency              Reuters Page              Weighting
                                 -----------------------------------------------------------------
                                 Hungarian forint     ECB37=(HUF/EUR)/(USD/EUR)           16.6666%
                                 Turkish lira         ECB37=(TRY/EUR)/(USD/EUR)           16.6666%
                                 Mexican peso         WMRSPOT10                           16.6666%
                                 Brazilian real       BRFR                                16.6666%
                                 Chinese renminbi     SAEC                                16.6666%
                                 Indian rupee         RBIB                                16.6666%

Maturity Redemption Amount.....  At maturity, upon delivery of the Notes to the
                                 Trustee, we will pay with respect to the $1,000
                                 principal amount of each Note an amount in cash
                                 equal to $1,000 plus the Supplemental
                                 Redemption Amount, if any, as determined by the
                                 Calculation Agent.

                                 We shall, or shall cause the Calculation Agent
                                 to (i) provide written notice to the Trustee
                                 and to The Depository Trust Company, which we
                                 refer to as DTC, of the amount of cash to be
                                 delivered with respect to the $1,000 principal
                                 amount of each Note, on or prior to 10:30 a.m.
                                 on the Business Day preceding the Maturity
                                 Date, and (ii) deliver the aggregate cash
                                 amount due with respect to the Notes to the
                                 Trustee for delivery to DTC, as holder of the
                                 Notes, on the Maturity Date. We expect such
                                 amount of cash will be distributed to investors
                                 on the Maturity Date in accordance with the
                                 standard rules

                                     PS-15

================================================================================

                                 and procedures of DTC and its direct and
                                 indirect participants. See "--Book-Entry Note
                                 or Certificated Note" below, and see "The
                                 Depositary" in the accompanying prospectus
                                 supplement.

Supplemental Redemption
  Amount......................   The Supplemental Redemption Amount will equal
                                 (i) $1,000 times (ii) the Basket Performance
                                 Factor times (iii) the Participation Rate;
                                 provided that the Supplemental Redemption
                                 Amount will not be less than zero. The
                                 Calculation Agent will calculate the
                                 Supplemental Redemption Amount on the Valuation
                                 Date.

Basket Performance Factor......  The Basket Performance Factor is a percentage that is the sum of the performance values,
                                 whether positive or negative, for each of the
                                 Basket Currencies. The Basket Performance
                                 Factor is described by the following formula:

                                      Hungarian Forint Performance Value
                                                       +
                                        Turkish Lira Performance Value
                                                       +
                                        Mexican Peso Performance Value
                                                       +
                                       Brazilian Real Performance Value
                                                       +
                                      Chinese Renminbi Performance Value
                                                       +
                                        Indian Rupee Performance Value

Participation Rate.............  150%

Exchange Rate..................  Exchange Rate means, on any Currency Business
                                 Day:

                                      (i) with respect to each of the Hungarian
                                    forint, the Turkish lira and the Mexican
                                    peso, the rate for conversion of such Basket
                                    Currency into U.S. dollars (expressed as the
                                    number of units of such Basket Currency per
                                    one U.S. dollar) as determined by reference
                                    to the rate displayed on the applicable
                                    Reuters Page for such Basket Currency on
                                    such Currency Business Day, as determined by
                                    the Calculation Agent; provided that if no
                                    such rate is displayed on the applicable
                                    Reuters Page for such day for any such
                                    Basket Currency, the Exchange Rate will
                                    equal the arithmetic mean, as determined by
                                    the Calculation Agent, of the firm quotes of
                                    exchange rates for conversion of such Basket
                                    Currency into U.S. dollars determined by at
                                    least five independent leading dealers,
                                    selected by the Calculation Agent, in the
                                    underlying market for such Basket Currency
                                    (the "Reference Dealers") taking into
                                    consideration the latest available quote for
                                    such exchange rate and any other information
                                    deemed relevant by such Reference Dealers;
                                    provided further that if (i) the difference
                                    between the highest and lowest exchange
                                    rates for conversion of any such Basket
                                    Currency determined by the Reference Dealers
                                    on such date pursuant to the previous clause
                                    of this sentence is greater than 1% or (ii)
                                    the Calculation Agent is unable to obtain
                                    five such quotes from the Reference Dealers
                                    on such date for any reason, the Exchange
                                    Rate for such Basket Currency shall be the
                                    exchange rate as determined by the
                                    Calculation Agent in good faith on such day
                                    taking into account any information deemed
                                    relevant by the Calculation Agent; and

                                     PS-16

================================================================================

                                      (ii) with respect to each of the Brazilian
                                    real, the Chinese renminbi and the Indian
                                    rupee, the rate for conversion of such
                                    Basket Currency into U.S. dollars (expressed
                                    as the number of units of such Basket
                                    Currency per one U.S. dollar) as determined
                                    by reference to the rate displayed on the
                                    applicable Reuters Page for such Basket
                                    Currency on such Currency Business Day, as
                                    determined by the Calculation Agent;
                                    provided that if no such rate is displayed
                                    on the applicable Reuters Page for such day
                                    or if such day is an Unscheduled Holiday
                                    with respect to any such Basket Currency,
                                    the Exchange Rate will equal the arithmetic
                                    mean, as determined by the Calculation
                                    Agent, of the firm quotes of exchange rates
                                    for conversion of such Basket Currency into
                                    U.S. dollars determined by the Reference
                                    Dealers taking into consideration the latest
                                    available quote for such exchange rate and
                                    any other information deemed relevant by
                                    such Reference Dealers; provided further
                                    that if (i) the difference between the
                                    highest and lowest exchange rates for
                                    conversion of any such Basket Currency
                                    determined by the Reference Dealers on such
                                    date pursuant to the previous clause of this
                                    sentence is greater than 1% or (ii) the
                                    Calculation Agent is unable to obtain five
                                    such quotes from the Reference Dealers on
                                    such date for any reason, the Exchange Rate
                                    for such Basket Currency shall be the
                                    exchange rate as determined by the
                                    Calculation Agent in good faith on such day
                                    taking into account any information deemed
                                    relevant by the Calculation Agent; provided
                                    further that, with respect to the Brazilian
                                    real, if a Price Materiality Event occurs,
                                    the Exchange Rate for Brazilian real shall
                                    be the rate as determined in " -Price
                                    Materiality Event" below.

                                 Quotes of MS & Co. or any of its affiliates may
                                 be included in the calculation of any mean
                                 described in clauses (i) or (ii) above, but
                                 only to the extent that any such bid is the
                                 highest of the quotes obtained.

Unscheduled Holiday............  Unscheduled Holiday means, with respect to any of the Brazilian real, the Chinese renminbi and
                                 the Indian rupee, a day that is not a Currency
                                 Business Day with respect to any such Basket
                                 Currency and the market was not made aware of
                                 such fact (by means of a public announcement or
                                 by reference to other publicly announced
                                 information) until a time later than 9:00 a.m.
                                 local time in the principal financial center(s)
                                 of any such Basket Currency on the date that is
                                 two Business Days prior to the Valuation Date
                                 for such Basket Currency.

Price Materiality Event........  Price Materiality Event means, with respect to the Brazilian real, that (i) the Exchange Rate
                                 as displayed on the applicable Reuters Page for
                                 the Brazilian real has been, in the good faith
                                 belief of the Calculation Agent, inflated or
                                 deflated by government intervention and (ii)
                                 the difference between such rate and the
                                 arithmetic mean, as determined by the
                                 Calculation Agent, of the exchange rate for
                                 conversion of the Brazilian real into U.S.
                                 dollars determined by five Reference Dealers,
                                 selected by the Calculation Agent in the
                                 underlying market for the Brazilian real,
                                 taking into consideration the latest available
                                 quote for such exchange rate and any other
                                 information deemed relevant by the Reference
                                 Dealers, is more than 3%, then, in such case,
                                 the Exchange Rate for the Brazilian real on the
                                 Valuation Date will be the rate as determined
                                 pursuant to clause (ii) of this definition. If
                                 such difference is less than 3%, then, in such
                                 case, the Exchange Rate for the

                                     PS-17

================================================================================

                                 Brazilian real will be determined as set forth
                                 in "-Exchange Rate" above.

Currency Business Day..........  Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on
                                 which commercial banks are authorized or
                                 required by law, regulation or executive order
                                 to close and (ii) a day on which dealings in
                                 foreign currency in accordance with the
                                 practice of the foreign exchange market occur:

                                      (a) in London with respect to the
                                      Hungarian forint;

                                      (b) in London with respect to the Turkish
                                      lira;

                                      (c) in New York City with respect to the
                                      Mexican peso

                                      (d) in (x) Sao Paulo, Brazil, Rio de
                                      Janeiro, Brazil, or Brazilia, Brazil and
                                      (y) New York City with respect to the
                                      Brazilian real;

                                      (e) in Beijing, China with respect to the
                                      Chinese renminbi; and

                                      (f) in Mumbai, India with respect to the
                                      Indian rupee.

Basket Weighting...............  For each Basket Currency, 16.6666%.

Hungarian Forint Performance
  Value........................  The Hungarian Forint Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Hungarian Forint Exchange Rate and the
                                 denominator of which will be the Final
                                 Hungarian Forint Exchange Rate, minus one,
                                 times (ii) the Basket Weighting. The Hungarian
                                 Forint Performance Value is described by the
                                 following formula and will be determined on the
                                 Valuation Date:

                                 (Initial Hungarian Forint Exchange Rate    )
                                 (-------------------------------------- - 1) x .166666
                                 (Final Hungarian Forint Exchange Rate      )

Initial Hungarian Forint
  Exchange Rate................  212.2070, the Exchange Rate for the Hungarian
                                 forint on October 24, 2005, the day we priced
                                 the Notes for initial sale to the public.

Final Hungarian Forint
  Exchange Rate................  The Exchange Rate for the Hungarian forint at
                                 1:30 p.m. London time on the Valuation Date as
                                 determined by the Calculation Agent.

Turkish Lira Performance
  Value........................  The Turkish Lira Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Turkish Lira Exchange Rate and the
                                 denominator of which will be the Final Turkish
                                 Lira Exchange Rate, minus one, times (ii) the
                                 Basket Weighting. The Turkish Lira Performance
                                 Value is described by the following formula and
                                 will be determined on the Valuation Date:

                                 (Initial Turkish Lira Exchange Rate    )
                                 (---------------------------------- - 1) x .166666
                                 (Final Turkish Lira Exchange Rate      )

Initial Turkish Lira Exchange
  Rate.........................  1.3646, the Exchange Rate for the Turkish lira on October 24, 2005, the day we priced the
                                 Notes for initial sale to the public.

Final Turkish Lira Exchange
  Rate.........................  The Exchange Rate for the Turkish lira at 1:30
                                 p.m. London time on the Valuation Date as
                                 determined by the Calculation Agent.

                                     PS-18

================================================================================

Mexican Peso
  Performance Value............  The Mexican Peso Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Mexican Peso Exchange Rate and the
                                 denominator of which will be the Final Mexican
                                 Peso Exchange Rate, minus one, times (ii) the
                                 Basket Weighting. The Mexican Peso Performance
                                 Value is described by the following formula and
                                 will be determined on the Valuation Date:

                                 (Initial Mexican Peso Exchange Rate    )
                                 (---------------------------------  - 1)  x .166666
                                 (Final Mexican Peso Exchange Rate      )

Initial Mexican Peso
  Exchange Rate................  10.8555, the Exchange Rate for the Mexican peso on October 24, 2005, the day we priced the
                                 Notes for initial sale to the public.

Final Mexican Peso
  Exchange Rate................  The Exchange Rate for the Mexican peso at 4:00
                                 p.m. London time on the Valuation Date as
                                 determined by the Calculation Agent.

Brazilian Real Performance
  Value........................  The Brazilian Real Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Brazilian Real Exchange Rate and the
                                 denominator of which will be the Final
                                 Brazilian Real Exchange Rate, minus one, times
                                 (ii) the Basket Weighting. The Brazilian Real
                                 Performance Value is described by the following
                                 formula and will be determined on the Valuation
                                 Date:

                                 (Initial Brazilian Real Exchange Rate    )
                                 (------------------------------------ - 1) x .166666
                                 (Final Brazilian Real Exchange Rate      )

Initial Brazilian Real
  Exchange Rate................  2.2619, the Exchange Rate for the Brazilian
                                 real on October 24, 2005, the day we priced the
                                 Notes for initial sale to the public.

Final Brazilian Real
  Exchange Rate................  The Exchange Rate for the Brazilian real on the
                                 Valuation Date as published on the Business Day
                                 following the Valuation Date as determined by
                                 the Calculation Agent.

Chinese Renminbi Performance
  Value........................  The Chinese Renminbi Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Chinese Renminbi Exchange Rate the
                                 denominator of which will be the Final Chinese
                                 Renminbi Exchange Rate, minus one, times (ii)
                                 the Basket Weighting. The Chinese Renminbi
                                 Performance Value is described by the following
                                 formula and will be determined on the Valuation
                                 Date:

                                 (Initial Chinese Renminbi Exchange Rate    )
                                 (-------------------------------------- - 1) x .166666
                                 (Final Chinese Renminbi Exchange Rate      )

Initial Chinese Renminbi
  Exchange Rate................  8.0916, the Exchange Rate for the Chinese
                                 renminbi on October 24, 2005, the day we priced
                                 the Notes for initial sale to the public.

Final Chinese Renminbi
  Exchange Rate................  The Exchange Rate for the Chinese renminbi at
                                 5:00 p.m. Beijing time on the Valuation Date as
                                 determined by the Calculation Agent.

Indian Rupee Performance
  Value........................  The Indian Rupee Performance Value is (i) a
                                 fraction, the numerator of which will be the
                                 Initial Indian Rupee Exchange Rate and the

                                     PS-19

                                 denominator of which will be the Final Indian
                                 Rupee Exchange Rate, minus one, times (ii) the
                                 Basket Weighting. The Indian Rupee Performance
                                 Value is described by the following formula and
                                 will be determined on the Valuation Date:

                                 (Initial Indian Rupee Exchange Rate    )
                                 (---------------------------------- - 1) x  .166666
                                 (Final Indian Rupee Exchange Rate      )

Initial Indian Rupee
  Exchange Rate................  45.1400, the Exchange Rate for Indian rupee on
                                 October 24, 2005, the day we priced the Notes
                                 for initial sale to the public.

Final Indian Rupee
  Exchange Rate................  The Exchange Rate for Indian rupee at 2:30 p.m.
                                 Mumbai time on the Valuation Date as determined
                                 by the Calculation Agent.

Book Entry Note or
  Certificated Note............  Book Entry. The Notes will be issued in the form of one or more fully registered global
                                 securities which will be deposited with, or on
                                 behalf of, DTC and will be registered in the
                                 name of a nominee of DTC. DTC's nominee will be
                                 the only registered holder of the Notes. Your
                                 beneficial interest in the Notes will be
                                 evidenced solely by entries on the books of the
                                 securities intermediary acting on your behalf
                                 as a direct or indirect participant in DTC. In
                                 this pricing supplement, all references to
                                 payments or notices to you will mean payments
                                 or notices to DTC, as the registered holder of
                                 the Notes, for distribution to participants in
                                 accordance with DTC's procedures. For more
                                 information regarding DTC and book entry notes,
                                 please read "The Depositary" in the
                                 accompanying prospectus supplement and "Form of
                                 Securities--Global Securities--Registered
                                 Global Securities" in the accompanying
                                 prospectus.

Senior Note or Subordinated
  Note.........................  Senior

Trustee........................  JPMorgan Chase Bank, N.A. (formerly known as
                                 JPMorgan Chase Bank)

Agent..........................  Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.")

Reuters Page...................  The display page so designated on the Reuters
                                 Monitor Money Rates Service ("Reuters"), as
                                 noted under "--Basket Currency" above, or any
                                 other display page that may replace that
                                 display page on Reuters and any successor
                                 service thereto.

Alternate Exchange
  Calculation in Case of
  an Event of Default .........  In case an event of default with respect to the
                                 Notes shall have occurred and be continuing,
                                 the amount declared due and payable for each
                                 Note upon any acceleration of the Notes (the
                                 "Acceleration Amount") will equal $1,000
                                 principal amount per Note plus the Supplemental
                                 Redemption Amount, if any, determined as though
                                 the Exchange Rate of any Basket Currency on the
                                 Valuation Date were the Exchange Rate on the
                                 date of acceleration.

                                 If the maturity of the Notes is accelerated
                                 because of an event of default as described
                                 above, we shall, or shall cause the Calculation
                                 Agent to, provide written notice to the Trustee
                                 at its New York office, on which notice the
                                 Trustee may conclusively rely, and to DTC of
                                 the Acceleration Amount and the aggregate cash
                                 amount due with respect

                                     PS-20

================================================================================

                                 to the Notes as promptly as possible and in no
                                 event later than two Business Days after the
                                 date of acceleration.

Calculation Agent..............  MS & Co.

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the
                                 Calculation Agent and will, in the absence of
                                 manifest error, be conclusive for all purposes
                                 and binding on you, the Trustee and us.

                                 All calculations with respect to the Exchange
                                 Rate for each Basket Currency on each
                                 Determination Date, the Basket Performance
                                 Factor and the Supplemental Redemption Amount,
                                 if any, will be made by the Calculation Agent
                                 and will be rounded to the nearest one
                                 hundred-thousandth, with five one-millionths
                                 rounded upward (e.g., .876545 would be rounded
                                 to .87655); all dollar amounts related to
                                 determination of the amount of cash payable per
                                 Note will be rounded to the nearest
                                 ten-thousandth, with five one
                                 hundred-thousandths rounded upward (e.g.,
                                 .76545 would be rounded up to .7655); and all
                                 dollar amounts paid on the aggregate number of
                                 Notes will be rounded to the nearest cent, with
                                 one-half cent rounded upward.

                                 Because the Calculation Agent is our affiliate,
                                 the economic interests of the Calculation Agent
                                 and its affiliates may be adverse to your
                                 interests as an investor in the Notes,
                                 including with respect to certain
                                 determinations and judgments that the
                                 Calculation Agent must make in determining any
                                 Exchange Rate for a Basket Currency, the Basket
                                 Performance Factor, the Supplemental Redemption
                                 Amount or whether a Market Disruption Event has
                                 occurred. See "--Market Disruption Event"
                                 above. MS & Co. is obligated to carry out its
                                 duties and functions as Calculation Agent in
                                 good faith and using its reasonable judgment.

Historical Information.........  The following tables set forth the published high, low and end of quarter Exchange Rates for
                                 each of the Basket Currencies for each calendar
                                 quarter from January 1, 2000 to October 24,
                                 2005. The graphs following each Basket
                                 Currency's Exchange Rate table set forth the
                                 historical Exchange Rate performance of each
                                 respective Basket Currency for the period
                                 January 1, 2000 to October 24, 2005. The
                                 Exchange Rates for the Hungarian forint, the
                                 Turkish lira, the Mexican peso, the Brazilian
                                 real, the Chinese renminbi and the Indian rupee
                                 (each expressed as the number of units of such
                                 Basket Currency per one U.S. dollar) on October
                                 24, 2005 were 212.2070, 1.3646, 10.8555,
                                 2.2619, 8.0916 and 45.1400, respectively. We
                                 obtained the information in the tables and
                                 graphs from Bloomberg Financial Markets,
                                 without independent verification. The
                                 historical Exchange Rates and historical
                                 exchange rate performance of the Basket
                                 Currencies should not be taken as an indication
                                 of future performance. We cannot give you any
                                 assurance that the Basket Performance Factor
                                 will be greater than zero or that you will
                                 receive any Supplemental Redemption Amount.

                                     PS-21

===============================================================================================

                                                        Hungarian Forint
                                       Historical High, Low and Period End Exchange Rates
                                            January 1, 2000 through October 24, 2005
                                    (expressed as units of Hungarian Forint per U.S. dollar)

                                   Hungarian Forint            High          Low     Period End
                                 ---------------------        -------       -------   ----------
                                 2000
                                 First Quarter........        270.875       246.570      270.422
                                 Second Quarter.......        290.238       267.677      271.991
                                 Third Quarter........        310.000       271.991      299.231
                                 Fourth Quarter.......        317.560       282.340      282.340
                                 2001
                                 First Quarter........        303.200       276.855      303.200
                                 Second Quarter.......        303.200       281.120      287.580
                                 Third Quarter........        300.798       273.289      282.480
                                 Fourth Quarter.......        287.280       271.670      277.050
                                 2002
                                 First Quarter........        284.625       271.380      279.310
                                 Second Quarter.......        277.080       246.770      246.770
                                 Third Quarter........        257.745       241.304      246.718
                                 Fourth Quarter.......        252.600      224.4750      225.935
                                 2003
                                 First Quarter........        235.238       222.178      229.051
                                 Second Quarter.......        232.225       207.225      231.275
                                 Third Quarter........        238.200       218.303      218.303
                                 Fourth Quarter.......        228.300       207.885      207.885
                                 2004
                                 First Quarter........        214.280       201.675      205.125
                                 Second Quarter.......        216.930       201.685      205.605
                                 Third Quarter........        207.880       198.205      198.205
                                 Fourth Quarter.......        200.205       180.050      180.050
                                 2005
                                 First Quarter........        192.151       180.714      191.475
                                 Second Quarter.......        208.085       189.367      204.035
                                 Third Quarter........        207.5750     194.4700      207.5750
                                 Fourth Quarter
                                    (through October
                                    24, 2005).........        212.4250     206.2900      212.2070

        Hungarian Forint

                                     PS-22

==================================================================================================

                                                            Turkish Lira
                                         Historical High, Low and Period End Exchange Rates
                                              January 1, 2000 through October 24, 2005
                                        (expressed as units of Turkish Lira per U.S. dollar)

                                        Turkish Lira            High           Low      Period End
                                 -----------------------       ------        ------     ----------
                                 2000
                                 First Quarter..........       0.5900        0.5361       0.5899
                                 Second Quarter.........       0.6240        0.5890       0.6192
                                 Third Quarter..........       0.6735        0.6192       0.6649
                                 Fourth Quarter.........       0.6920        0.6649       0.6685
                                 2001
                                 First Quarter..........       1.0883        0.6615       1.0425
                                 Second Quarter.........       1.3060        1.0425       1.2550
                                 Third Quarter..........       1.5575        1.2550       1.5351
                                 Fourth Quarter ........       1.6493        1.4125       1.4485
                                 2002
                                 First Quarter..........       1.4500        1.3055       1.3491
                                 Second Quarter.........       1.6551        1.2955       1.5875
                                 Third Quarter..........       1.6951        1.5725       1.6641
                                 Fourth Quarter.........       1.6976        1.5231       1.6438
                                 2003
                                 First Quarter..........       1.7690        1.5970       1.7060
                                 Second Quarter.........       1.6930        1.4150       1.4185
                                 Third Quarter..........       1.4370        1.3525       1.3915
                                 Fourth Quarter.........       1.5225        1.3715       1.4036
                                 2004
                                 First Quarter..........       1.4065        1.3093       1.3223
                                 Second Quarter.........       1.5580        1.3105       1.4840
                                 Third Quarter..........       1.5235        1.4285       1.5055
                                 Fourth Quarter.........       1.5090        1.3435       1.3570
                                 2005
                                 First Quarter..........       1.3965        1.2570       1.3630
                                 Second Quarter.........       1.4063        1.3305       1.3305
                                 Third Quarter..........       1.3815        1.3125       1.3470
                                 Fourth Quarter
                                    (through October
                                    24, 2005)...........       1.3690        1.3380       1.3646

        Turkish Lira

                                     PS-23

==================================================================================================

                                                           Mexican Peso
                                        Historical High, Low and Period End Exchange Rates
                                             January 1, 2000 through October 24, 2005
                                       (expressed as units of Mexican Peso per U.S. dollar)

                                        Mexican Peso            High          Low       Period End
                                 -----------------------       ------        ------     ----------
                                 2000
                                 First Quarter..........        9.5925       9.1722       9.2530
                                 Second Quarter.........       10.0825       9.2530       9.8300
                                 Third Quarter..........        9.8300       9.1810       9.4370
                                 Fourth Quarter.........        9.6830       9.3660       9.6225
                                 2001
                                 First Quarter..........        9.9720       9.4615       9.4615
                                 Second Quarter.........        9.4615       8.9700       9.0410
                                 Third Quarter..........        9.5270       9.0300       9.5140
                                 Fourth Quarter ........        9.5700       9.0775       9.1800
                                 2002
                                 First Quarter..........        9.2765       9.0025       9.0350
                                 Second Quarter.........        9.9550       9.0020       9.9465
                                 Third Quarter..........       10.2855       9.6473      10.2065
                                 Fourth Quarter.........       10.4530       9.9429      10.4530
                                 2003
                                 First Quarter..........       11.2300      10.3565      10.7270
                                 Second Quarter.........       10.7970      10.1160      10.4570
                                 Third Quarter..........       11.0530      10.3690      10.9860
                                 Fourth Quarter.........       11.3785      10.9450      11.2285
                                 2004
                                 First Quarter..........       11.2213      10.8073      11.1925
                                 Second Quarter.........       11.6698      11.1470      11.4865
                                 Third Quarter..........       11.5935      11.3315      11.3820
                                 Fourth Quarter.........       11.5373      11.0980      11.1620
                                 2005
                                 First Quarter..........       11.3818      10.9853      11.2220
                                 Second Quarter.........       11.2445      10.7420      10.7490
                                 Third Quarter..........       10.9090      10.5790      10.7590
                                 Fourth Quarter
                                    (through October
                                    24, 2005)...........       10.9535      10.7164      10.8555

Mexican Peso

                                     PS-24

================================================================================================

                                                           Brazilian Real
                                         Historical High, Low and Period End Exchange Rates
                                              January 1, 2000 through October 24, 2005
                                       (expressed as units of Brazilian Real per U.S. dollar)

                                       Brazilian Real           High          Low       Period End
                                 -----------------------       ------        ------     ----------
                                 2000
                                 First Quarter..........       1.8510        1.7190       1.7360
                                 Second Quarter.........       1.8550        1.7360       1.8060
                                 Third Quarter..........       1.8580        1.7790       1.8440
                                 Fourth Quarter.........       1.9800        1.8440       1.9500
                                 2001
                                 First Quarter..........       2.1720        1.9310       2.1525
                                 Second Quarter.........       2.4795        2.1375       2.3105
                                 Third Quarter..........       2.8325        2.3105       2.6700
                                 Fourth Quarter ........       2.7850        2.2945       2.3115
                                 2002
                                 First Quarter..........       2.4625        2.2950       2.3250
                                 Second Quarter.........       2.8805        2.2650       2.8175
                                 Third Quarter..........       3.8725        2.8015       3.7395
                                 Fourth Quarter.........       3.9505        3.4740       3.5400
                                 2003
                                 First Quarter..........       3.6650        3.2610       3.3640
                                 Second Quarter.........       3.3135        2.8385       2.8440
                                 Third Quarter..........       3.0675        2.8155       2.9000
                                 Fourth Quarter.........       2.9475        2.8310       2.9069
                                 2004
                                 First Quarter..........       2.9645        2.7820       2.9073
                                 Second Quarter.........       3.2118        2.8755       3.0850
                                 Third Quarter..........       3.0782        2.8505       2.8608
                                 Fourth Quarter.........       2.8800        2.6530       2.6530
                                 2005
                                 First Quarter..........       2.7640        2.5665       2.6755
                                 Second Quarter.........       2.6588        2.3325       2.3325
                                 Third Quarter..........       2.4870        2.2272       2.2275
                                 Fourth Quarter
                                    (through October
                                    24, 2005)...........       2.2905        2.2275       2.2619

        Brazilian Real

                                     PS-25

================================================================================================

                                                         Chinese Renminbi
                                        Historical High, Low and Period End Exchange Rates
                                             January 1, 2000 through October 24, 2005
                                     (expressed as units of Chinese Renminbi per U.S. dollar)

                                      Chinese Renminbi          High          Low       Period End
                                 -----------------------       ------        ------     ----------
                                 2000
                                 First Quarter..........       8.2799        8.2772       8.2787
                                 Second Quarter.........       8.2799        8.2768       8.2782
                                 Third Quarter..........       8.2799        8.2771       8.2798
                                 Fourth Quarter.........       8.2798        8.2768       8.2774
                                 2001
                                 First Quarter..........       8.2786        8.2763       8.2777
                                 Second Quarter.........       8.2785        8.2767       8.2767
                                 Third Quarter..........       8.2773        8.2766       8.2768
                                 Fourth Quarter ........       8.2775        8.2765       8.2770
                                 2002
                                 First Quarter..........       8.2775        8.2765       8.2774
                                 Second Quarter.........       8.2776        8.2765       8.2771
                                 Third Quarter..........       8.2772        8.2760       8.2772
                                 Fourth Quarter.........       8.2775        8.2766       8.2773
                                 2003
                                 First Quarter..........       8.2778        8.2766       8.2771
                                 Second Quarter.........       8.2775        8.2768       8.2775
                                 Third Quarter..........       8.2776        8.2766       8.2770
                                 Fourth Quarter.........       8.2772        8.2765       8.2767
                                 2004
                                 First Quarter..........       8.2775        8.2766       8.2770
                                 Second Quarter.........       8.2773        8.2765       8.2766
                                 Third Quarter..........       8.2771        8.2765       8.2765
                                 Fourth Quarter.........       8.2768        8.2763       8.2764
                                 2005
                                 First Quarter..........       8.2766        8.2763       8.2765
                                 Second Quarter.........       8.2767        8.2763       8.2764
                                 Third Quarter..........       8.2765        8.0871       8.0920
                                 Fourth Quarter
                                    (through October
                                    24, 2005)...........       8.0920        8.0864       8.0916

        Chinese Renminbi

                                     PS-26

================================================================================================

                                                            Indian Rupee
                                         Historical High, Low and Period End Exchange Rates
                                              January 1, 2000 through October 24, 2005
                                        (expressed as units of Indian Rupee per U.S. dollar)

                                        Indian Rupee            High          Low       Period End
                                 -----------------------       -------      -------     ----------
                                 2000
                                 First Quarter..........       43.6600      43.4900      43.6200
                                 Second Quarter.........       44.8100      43.6200      44.6750
                                 Third Quarter..........       46.4000      44.6450      46.0400
                                 Fourth Quarter.........       46.8750      46.0250      46.6750
                                 2001
                                 First Quarter..........       46.7250      46.3450      46.6150
                                 Second Quarter.........       47.0400      46.5550      47.0400
                                 Third Quarter..........       48.0500      47.0400      47.8600
                                 Fourth Quarter ........       48.2650      47.7750      48.2650
                                 2002
                                 First Quarter..........       48.8250      48.2450      48.8150
                                 Second Quarter.........       49.0500      48.8150      48.8850
                                 Third Quarter..........       48.8450      48.3700      48.3750
                                 Fourth Quarter.........       48.4300      47.9350      47.9350
                                 2003
                                 First Quarter..........       48.0100      47.4700      47.5450
                                 Second Quarter.........       47.4675      46.4025      46.4875
                                 Third Quarter..........       46.4350      45.6950      45.7600
                                 Fourth Quarter.........       45.9250      45.2150      45.5250
                                 2004
                                 First Quarter..........       45.6400      43.6000      44.0600
                                 Second Quarter.........       46.2500      43.5375      46.0600
                                 Third Quarter..........       46.4713      45.6650      45.9500
                                 Fourth Quarter.........       45.9000      43.4600      43.7250
                                 2005
                                 First Quarter..........       43.9300      43.4200      43.8200
                                 Second Quarter.........       43.8300      43.2900      43.4850
                                 Third Quarter..........       44.1500      43.1750      44.0150
                                 Fourth Quarter
                                    (through October
                                    24, 2005)...........       45.2250      44.0150      45.1400

        Indian Rupee

                                     PS-27

================================================================================================

Historical Graph...............  The following graph sets forth the historical performance of the Basket against the U.S.
                                 dollar (assuming that each of the Basket
                                 Currencies is weighted as described in
                                 "--Basket" above at October 24, 2005) for the
                                 period from January 1, 2000 through October 24,
                                 2005. The graph does not take into account the
                                 Participation Rate on the Notes, nor does it
                                 attempt to show your expected return on an
                                 investment in the Notes. The historical
                                 performance of the Basket and the Basket
                                 Currencies should not be taken as an indication
                                 of their future performance.

Historical Performance of the Basket
January 1, 2000 through October 24, 2005

Use of Proceeds and
  Hedging......................  The net proceeds we receive from the sale of the Notes will be used for general corporate
                                 purposes and, in part, in connection with
                                 hedging our obligations under the Notes through
                                 one or more of our subsidiaries. The original
                                 issue price of the Notes includes the Agent's
                                 Commissions (as shown on the cover page of this
                                 pricing supplement) paid with respect to the
                                 Notes and the cost of hedging our obligations
                                 under the Notes. The cost of hedging includes
                                 the projected profit that our subsidiaries
                                 expect to realize in consideration for assuming
                                 the risks inherent in managing the hedging
                                 transactions. Since hedging our obligations
                                 entails risk and may be influenced by market
                                 forces beyond our or our subsidiaries' control,
                                 such hedging may result in a profit that is
                                 more or less than initially projected, or could
                                 result in a loss. See also "Use of Proceeds" in
                                 the accompanying prospectus.

                                 On the date of this pricing supplement, we,
                                 through our subsidiaries or others, hedged our
                                 anticipated exposure in connection with the
                                 Notes by taking positions in options contracts
                                 on the Basket Currencies. Such purchase
                                 activity could have decreased the Exchange Rate
                                 of the Basket Currencies, and, therefore,
                                 effectively decreased the Exchange Rate that
                                 must prevail with respect to each of the Basket
                                 Currencies must close on the Valuation Date
                                 before you will receive at maturity a payment
                                 that exceeds the principal amount of the Notes.
                                 In addition, through our subsidiaries, we are
                                 likely to modify our hedge position throughout
                                 the life of the Notes, including on the
                                 Valuation Date, by purchasing and selling the
                                 Basket Currencies or forwards or options
                                 contracts on the Basket Currencies or positions
                                 in any other available currencies or
                                 instruments that we may wish to use in
                                 connection with such hedging activities,
                                 including by selling any such currencies or

                                     PS-28

================================================================================

                                 instruments on the Valuation Date. We cannot
                                 give any assurance that our hedging activities
                                 will not affect the value of the Basket
                                 Currencies and, therefore, adversely affect the
                                 value of the Basket Currencies on the Valuation
                                 Date or the payment that you will receive at
                                 maturity.

Supplemental Information
  Concerning
  Plan of Distribution.........  Under the terms and subject to the conditions contained in the U.S. distribution agreement
                                 referred to in the prospectus supplement under
                                 "Plan of Distribution," the Agent, acting as
                                 principal for its own account, has agreed to
                                 purchase, and we have agreed to sell, the
                                 principal amount of Notes set forth on the
                                 cover of this pricing supplement. The Agent
                                 proposes initially to offer the Notes directly
                                 to the public at the public offering price set
                                 forth on the cover page of this pricing
                                 supplement. The Agent may allow a concession
                                 not in excess of 1.50% per Note to other
                                 dealers, which may include Morgan Stanley &
                                 Co. International Limited and Bank Morgan
                                 Stanley AG. After the initial offering, the
                                 Agent may vary the offering price and other
                                 selling terms from time to time.

                                 We expect to deliver the Notes against payment
                                 therefor in New York, New York on November 2,
                                 2005, which will be the seventh scheduled
                                 Business Day following the date of this
                                 pricing supplement and of the pricing of the
                                 Notes. Under Rule 15c6-1 of the Exchange Act,
                                 trades in the secondary market generally are
                                 required to settle in three Business Days,
                                 unless the parties to any such trade expressly
                                 agree otherwise. Accordingly, purchasers who
                                 wish to trade Notes on the date of pricing or
                                 the next succeeding Business Day will be
                                 required, by virtue of the fact that the Notes
                                 initially will settle in seven Business Days
                                 (T+7), to specify alternative settlement
                                 arrangements to prevent a failed settlement.

                                 In order to facilitate the offering of the
                                 Notes, the Agent may engage in transactions
                                 that stabilize, maintain or otherwise affect
                                 the price of the Notes. Specifically, the Agent
                                 may sell more Notes than it is obligated to
                                 purchase in connection with the offering,
                                 creating a naked short position in the Notes
                                 for its own account. The Agent must close out
                                 any naked short position by purchasing the
                                 Notes in the open market. A naked short
                                 position is more likely to be created if the
                                 Agent is concerned that there may be downward
                                 pressure on the price of the Notes in the open
                                 market after pricing that could adversely
                                 affect investors who purchase in the offering.
                                 As an additional means of facilitating the
                                 offering, the Agent may bid for, and purchase,
                                 Notes in the open market to stabilize the price
                                 of the Notes. Any of these activities may raise
                                 or maintain the market price of the Notes above
                                 independent market levels or prevent or retard
                                 a decline in the market price of the Notes. The
                                 Agent is not required to engage in these
                                 activities, and may end any of these activities
                                 at any time. An affiliate of the Agent has
                                 entered into a hedging transaction with us in
                                 connection with this offering of Notes. See
                                 "--Use of Proceeds and Hedging" above.

                                 General

                                 No action has been or will be taken by us, the
                                 Agent or any dealer that would permit a public
                                 offering of the Notes or possession or
                                 distribution of this pricing supplement or the
                                 accompanying prospectus supplement or
                                 prospectus in any jurisdiction, other than

                                     PS-29
================================================================================

                                 the United States, where action for that
                                 purpose is required. No offers, sales or
                                 deliveries of the Notes, or distribution of
                                 this pricing supplement or the accompanying
                                 prospectus supplement or prospectus or any
                                 other offering material relating to the Notes,
                                 may be made in or from any jurisdiction except
                                 in circumstances which will result in
                                 compliance with any applicable laws and
                                 regulations and will not impose any
                                 obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each
                                 dealer through which we may offer the Notes has
                                 represented and agreed, that it (i) will comply
                                 with all applicable laws and regulations in
                                 force in each non-U.S. jurisdiction in which it
                                 purchases, offers, sells or delivers the Notes
                                 or possesses or distributes this pricing
                                 supplement and the accompanying prospectus
                                 supplement and prospectus and (ii) will obtain
                                 any consent, approval or permission required by
                                 it for the purchase, offer or sale by it of the
                                 Notes under the laws and regulations in force
                                 in each non-U.S. jurisdiction to which it is
                                 subject or in which it makes purchases, offers
                                 or sales of the Notes. We shall not have
                                 responsibility for the Agent's or any dealer's
                                 compliance with the applicable laws and
                                 regulations or obtaining any required consent,
                                 approval or permission.

                                 Brazil

                                 The Notes may not be offered or sold to the
                                 public in Brazil. Accordingly, the offering of
                                 the Notes has not been submitted to the
                                 Comissao de Valores Mobiliarios for approval.
                                 Documents relating to this offering, as well as
                                 the information contained herein and therein,
                                 may not be supplied to the public as a public
                                 offering in Brazil or be used in connection
                                 with any offer for subscription or sale to the
                                 public in Brazil.

                                 Chile

                                 The Notes have not been registered with the
                                 Superintendencia de Valores y Seguros in Chile
                                 and may not be offered or sold publicly in
                                 Chile. No offer, sales or deliveries of the
                                 Notes, or distribution of this pricing
                                 supplement or the accompanying prospectus
                                 supplement or prospectus, may be made in or
                                 from Chile except in circumstances which will
                                 result in compliance with any applicable
                                 Chilean laws and regulations.

                                 Hong Kong

                                 The Notes may not be offered or sold in Hong
                                 Kong, by means of any document, other than to
                                 persons whose ordinary business it is to buy or
                                 sell shares or debentures, whether as principal
                                 or agent, or in circumstances which do not
                                 constitute an offer to the public within the
                                 meaning of the Companies Ordinance (Cap. 32) of
                                 Hong Kong. The Agent has not issued and will
                                 not issue any advertisement, invitation or
                                 document relating to the Notes, whether in Hong
                                 Kong or elsewhere, which is directed at, or the
                                 contents of which are likely to be accessed or
                                 read by, the public in Hong Kong (except if
                                 permitted to do so under the securities laws of
                                 Hong Kong) other than with respect to Notes
                                 which are intended to be disposed of only to
                                 persons outside Hong Kong or only to
                                 "professional investors" within

                                     PS-30

================================================================================

                                 the meaning of the Securities and Futures
                                 Ordinance (Cap. 571) of Hong Kong and any
                                 rules made thereunder.

                                 Mexico

                                 The Notes have not been registered with the
                                 National Registry of Securities maintained by
                                 the Mexican National Banking and Securities
                                 Commission and may not be offered or sold
                                 publicly in Mexico. This pricing supplement
                                 and the accompanying prospectus supplement and
                                 prospectus may not be publicly distributed in
                                 Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying
                                 prospectus supplement and prospectus have not
                                 been registered as a prospectus with the
                                 Monetary Authority of Singapore. Accordingly,
                                 this pricing supplement and the accompanying
                                 prospectus supplement and prospectus used in
                                 connection with the offer or sale, or
                                 invitation for subscription or purchase, of the
                                 Notes may not be circulated or distributed, nor
                                 may the Notes be offered or sold, or be made
                                 the subject of an invitation for subscription
                                 or purchase, whether directly or indirectly, to
                                 persons in Singapore other than under
                                 circumstances in which such offer, sale or
                                 invitation does not constitute an offer or
                                 sale, or invitation for subscription or
                                 purchase, of the Notes to the public in
                                 Singapore.

ERISA Matters for Pension
  Plans and Insurance
  Companies....................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                                 Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), (a "Plan") should
                                 consider the fiduciary standards of ERISA in
                                 the context of the Plan's particular
                                 circumstances before authorizing an investment
                                 in the Notes. Accordingly, among other factors,
                                 the fiduciary should consider whether the
                                 investment would satisfy the prudence and
                                 diversification requirements of ERISA and would
                                 be consistent with the documents and
                                 instruments governing the Plan.

                                 In addition, we and certain of our subsidiaries
                                 and affiliates, including MS & Co. and Morgan
                                 Stanley DW Inc. (formerly Dean Witter Reynolds
                                 Inc.) ("MSDWI"), may each be considered a
                                 "party in interest" within the meaning of
                                 ERISA, or a "disqualified person" within the
                                 meaning of the Internal Revenue Code of 1986,
                                 as amended (the "Code"), with respect to many
                                 Plans, as well as many individual retirement
                                 accounts and Keogh plans (also "Plans").
                                 Prohibited transactions within the meaning of
                                 ERISA or the Code would likely arise, for
                                 example, if the Notes are acquired by or with
                                 the assets of a Plan with respect to which MS &
                                 Co., MSDWI or any of their affiliates is a
                                 service provider or other party in interest,
                                 unless the Notes are acquired pursuant to an
                                 exemption from the "prohibited transaction"
                                 rules. A violation of these prohibited
                                 transaction rules could result in an excise tax
                                 or other liabilities under ERISA and/or Section
                                 4975 of the Code for such persons, unless
                                 exemptive relief is available under an
                                 applicable statutory or administrative
                                 exemption.

                                 The U.S. Department of Labor has issued five
                                 prohibited transaction class exemptions
                                 ("PTCEs") that may provide exemptive relief for

                                     PS-31

================================================================================

                                 direct or indirect prohibited transactions
                                 resulting from the purchase or holding of the
                                 Notes. Those class exemptions are PTCE 96-23
                                 (for certain transactions determined by
                                 in-house asset managers), PTCE 95-60 (for
                                 certain transactions involving insurance
                                 company general accounts), PTCE 91-38 (for
                                 certain transactions involving bank collective
                                 investment funds), PTCE 90-1 (for certain
                                 transactions involving insurance company
                                 separate accounts) and PTCE 84-14 (for certain
                                 transactions determined by independent
                                 qualified asset managers).

                                 Because we may be considered a party in
                                 interest with respect to many Plans, the Notes
                                 may not be purchased, held or disposed of by
                                 any Plan, any entity whose underlying assets
                                 include "plan assets" by reason of any Plan's
                                 investment in the entity (a "Plan Asset
                                 Entity") or any person investing "plan assets"
                                 of any Plan, unless such purchase, holding or
                                 disposition is eligible for exemptive relief,
                                 including relief available under PTCE 96-23,
                                 95-60, 91-38, 90-1, or 84-14 or such purchase,
                                 holding or disposition is otherwise not
                                 prohibited. Any purchaser, including any
                                 fiduciary purchasing on behalf of a Plan,
                                 transferee or holder of the Notes will be
                                 deemed to have represented, in its corporate
                                 and its fiduciary capacity, by its purchase and
                                 holding of the Notes that either (a) it is not
                                 a Plan or a Plan Asset Entity and is not
                                 purchasing such securities on behalf of or with
                                 "plan assets" of any Plan or with any assets of
                                 a governmental or church plan that is subject
                                 to any federal, state or local law that is
                                 substantially similar to the provisions of
                                 Section 406 of ERISA or Section 4975 of the
                                 Code or (b) its purchase, holding and
                                 disposition are eligible for exemptive relief
                                 or such purchase, holding and disposition are
                                 not prohibited by ERISA or Section 4975 of the
                                 Code (or in the case of a governmental or
                                 church plan, any substantially similar federal,
                                 state or local law).

                                 Under ERISA, assets of a Plan may include
                                 assets held in the general account of an
                                 insurance company which has issued an insurance
                                 policy to such plan or assets of an entity in
                                 which the Plan has invested. Accordingly,
                                 insurance company general accounts that include
                                 assets of a Plan must ensure that one of the
                                 foregoing exemptions is available. Due to the
                                 complexity of these rules and the penalties
                                 that may be imposed upon persons involved in
                                 non-exempt prohibited transactions, it is
                                 particularly important that fiduciaries or
                                 other persons considering purchasing the Notes
                                 on behalf of or with "plan assets" of any Plan
                                 consult with their counsel regarding the
                                 availability of exemptive relief under PTCEs
                                 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 Purchasers of the Notes have exclusive
                                 responsibility for ensuring that their
                                 purchase, holding and disposition of the Notes
                                 do not violate the prohibited transaction rules
                                 of ERISA or the Code or any similar regulations
                                 applicable to governmental or church plans, as
                                 described above.

United States Federal Income
  Taxation.....................  The following summary is based on the opinion of Davis Polk & Wardwell, our special tax
                                 counsel, and is a general discussion of the
                                 principal U.S. federal income tax consequences
                                 to initial investors in the Notes that (i)
                                 purchase the Notes at their issue price and
                                 (ii) will hold the Notes as capital assets
                                 within the meaning of Section 1221 of the Code.
                                 Unless otherwise specifically indicated, this
                                 summary is

                                     PS-32

================================================================================

                                 based on the Code, administrative
                                 pronouncements, judicial decisions and
                                 currently effective and proposed Treasury
                                 regulations, changes to any of which
                                 subsequent to the date of this pricing
                                 supplement may affect the tax consequences
                                 described herein. This summary does not
                                 address all aspects of U.S. federal income
                                 taxation that may be relevant to a particular
                                 investor in light of the investor's individual
                                 circumstances or to certain types of investors
                                 subject to special treatment under the U.S.
                                 federal income tax laws, such as:

                                 o    certain financial institutions;
                                 o    tax-exempt organizations;
                                 o    dealers and certain traders in securities
                                      or foreign currencies;
                                 o    investors holding a Note as part of a
                                      hedging transaction, straddle, conversion
                                      or other integrated transaction;
                                 o    U.S. Holders, as defined below, whose
                                      functional currency is not the U.S.
                                      dollar;
                                 o    partnerships;
                                 o    nonresident alien individuals who have
                                      lost their United States citizenship or
                                      who have ceased to be taxed as United
                                      States resident aliens;
                                 o    corporations that are treated as
                                      controlled foreign corporations or passive
                                      foreign investment companies;
                                 o    Non-U.S. Holders, as defined below, that
                                      are owned or controlled by persons subject
                                      to U.S. federal income tax;
                                 o    Non-U.S. Holders for whom income or gain
                                      in respect of a Note is effectively
                                      connected with a trade or business in the
                                      United States; and
                                 o    Non-U.S. Holders who are individuals
                                      having a "tax home" (as defined in Section
                                      911(d)(3) of the Code) in the United
                                      States.

                                 If you are considering purchasing the Notes,
                                 you are urged to consult your own tax advisor
                                 with regard to the application of the U.S.
                                 federal income tax laws to your particular
                                 situation as well as any tax consequences
                                 arising under the laws of any state, local or
                                 foreign taxing jurisdiction.

                                 U.S. Holders

                                 This section applies to you only if you are a
                                 U.S. Holder and is only a brief summary of the
                                 U.S. federal income tax consequences of the
                                 ownership and disposition of the Notes. As used
                                 herein, the term "U.S. Holder" means a
                                 beneficial owner of a Note that is for U.S.
                                 federal income tax purposes:

                                 o    a citizen or resident of the United
                                      States;
                                 o    a corporation created or organized in or
                                      under the laws of the United States or of
                                      any political subdivision thereof; or
                                 o    an estate or trust the income of which is
                                      subject to U.S. federal income taxation
                                      regardless of its source.

                                 The federal income tax treatment of the Notes
                                 to a U.S. Holder will depend on whether the
                                 "denomination currency" (as defined in the
                                 applicable Treasury regulations) of the Notes
                                 is the U.S. dollar. We have determined that the
                                 denomination currency of the Notes is the U.S.
                                 dollar. Accordingly, the Notes are not subject
                                 to the special rules described in the Treasury
                                 regulations governing nonfunctional currency
                                 contingent payment debt instruments, but will
                                 be treated as

                                     PS-33

================================================================================

                                 "contingent payment debt instruments" for U.S.
                                 federal income tax purposes. U.S. Holders
                                 should refer to the discussions under "United
                                 States Federal Taxation--Notes--Optionally
                                 Exchangeable Notes" and "United States Federal
                                 Taxation--Backup Withholding" in the
                                 accompanying prospectus supplement for a full
                                 description of the U.S. federal income tax and
                                 withholding consequences of ownership and
                                 disposition of a contingent payment debt
                                 instrument.

                                 In summary, U.S. Holders will, regardless of
                                 their method of accounting for U.S. federal
                                 income tax purposes, be required to accrue
                                 original issue discount ("OID") as interest
                                 income on the Notes on a constant yield basis
                                 in each year that they hold the Notes, despite
                                 the fact that no stated interest will actually
                                 be paid on the Notes. As a result, U.S.
                                 Holders will be required to pay taxes annually
                                 on the amount of accrued OID, even though no
                                 cash will be paid on the Notes from which to
                                 pay such taxes. In addition, any gain
                                 recognized by U.S. Holders on the sale or
                                 exchange, or at maturity, of the Notes will
                                 generally be treated as ordinary income.

                                 The rate of accrual of OID on the Notes is the
                                 yield at which we would issue a fixed rate
                                 noncontingent debt instrument with terms
                                 otherwise similar to those of the Notes or the
                                 applicable federal rate, whichever is greater
                                 (our "comparable yield") and is determined at
                                 the time of the issuance of the Notes. We have
                                 determined that the "comparable yield" is a
                                 rate of 4.7030% compounded annually. Based on
                                 our determination of the comparable yield, the
                                 "projected payment schedule" for a Note
                                 (assuming an issue price of $1,000) consists of
                                 a projected amount equal to $1,096.5849 due at
                                 maturity.

                                 The following table states the amount of OID
                                 that will be deemed to have accrued with
                                 respect to a Note for each calendar period
                                 (assuming a day count convention of 30 days per
                                 month and 360 days per year), based upon our
                                 determination of the comparable yield and the
                                 projected payment schedule (as described
                                 below):

                                                                        OID        TOTAL OID DEEMED
                                                                     DEEMED TO     TO HAVE ACCRUED
                                                                   ACCRUE DURING    FROM ORIGINAL
                                                                      CALENDAR     ISSUE DATE (PER
                                                                    PERIOD (PER    NOTE) AS OF END
                                          CALENDAR PERIOD              NOTE)      OF CALENDAR PERIOD
                                 ------------------------------    -------------  ------------------
                                 Original Issue Date through
                                    December 31, 2005..........     $  7.5771        $  7.5771
                                 January 1, 2006 through
                                    December 31, 2006..........     $ 47.3864        $ 54.9635
                                 January 1, 2007 through
                                    November 2, 2007...........     $ 41.6214        $ 96.5849

                                 The comparable yield and the projected payment
                                 schedule are not provided for any purpose other
                                 than the determination of U.S. Holders' OID
                                 accruals and adjustments in respect of the
                                 Notes, and we make no representation regarding
                                 the actual amounts of payments that will be
                                 made on a Note.

                                     PS-34

================================================================================

                                 Non-U.S. Holders

                                 This section applies to you only if you are a
                                 Non-U.S. Holder. As used herein, the term
                                 "Non-U.S. Holder" means a beneficial owner of a
                                 Note that is for U.S. federal income tax
                                 purposes:

                                 o    a nonresident alien individual;
                                 o    a foreign corporation; or
                                 o    a foreign trust or estate.

                                 Tax Treatment upon Maturity, Sale, Exchange or
                                 Disposition of a Note. Subject to the
                                 discussion below concerning backup withholding,
                                 payments on a Note by us or a paying agent to a
                                 Non-U.S. Holder and gain realized by a Non-
                                 U.S. Holder on the sale, exchange or other
                                 disposition of a Note will not be subject to
                                 U.S. federal income or withholding tax,
                                 provided that:

                                 o    such Non-U.S. Holder does not own,
                                      actually or constructively, 10% or more of
                                      the total combined voting power of all
                                      classes of stock of Morgan Stanley
                                      entitled to vote and is not a bank
                                      receiving interest described in Section
                                      881(c)(3)(A) of the Code; and
                                 o    the certification required by Section
                                      871(h) or Section 881(c) of the Code has
                                      been provided with respect to the Non-U.S.
                                      Holder, as discussed below.

                                 Certification Requirements. Sections 871(h) and
                                 881(c) of the Code require that, in order to
                                 obtain an exemption from withholding tax in
                                 respect of payments on the Notes that are, for
                                 U.S. federal income tax purposes, treated as
                                 interest, the beneficial owner of a Note
                                 certify on Internal Revenue Service Form
                                 W-8BEN, under penalties of perjury, that it is
                                 not a "United States person" within the meaning
                                 of Section 7701(a)(30) of the Code. If you are
                                 a prospective investor, you are urged to
                                 consult your own tax advisor regarding these
                                 certification requirements.

                                 Estate Tax. Individual Non-U.S. Holders and
                                 entities the property of which is potentially
                                 includible in such an individual's gross estate
                                 for U.S. federal estate tax purposes (for
                                 example, a trust funded by such an individual
                                 and with respect to which the individual has
                                 retained certain interests or powers), should
                                 note that, absent an applicable treaty benefit,
                                 a Note will be treated as U.S. situs property
                                 subject to U.S. federal estate tax if payments
                                 on the Note, if received by the decedent at the
                                 time of death, would have been subject to
                                 United States federal withholding tax (even if
                                 the W-8BEN certification requirement described
                                 above were satisfied).

                                 If you are considering purchasing the Notes,
                                 you are urged to consult your own tax advisor
                                 regarding the U.S. federal estate tax
                                 consequences of investing in the Notes.

                                 Information Reporting and Backup Withholding.
                                 Information returns may be filed with the U.S.
                                 Internal Revenue Service (the "IRS") in
                                 connection with the payments on the Notes at
                                 maturity as well as in connection with the
                                 proceeds from a sale, exchange or other
                                 disposition. A Non-U.S. Holder may be subject
                                 to U.S. backup withholding on such payments or
                                 proceeds, unless the Non-U.S.

                                     PS-35

================================================================================

                                 Holder complies with certification
                                 requirements to establish that it is not a
                                 United States person, as described above.
                                 Compliance with the certification requirements
                                 of Sections 871(h) and 881(c) of the Code,
                                 described above, will satisfy the
                                 certification requirements necessary to avoid
                                 backup withholding as well. The amount of any
                                 backup withholding from a payment to a
                                 Non-U.S. Holder will be allowed as a credit
                                 against the Non-U.S. Holder's U.S. federal
                                 income tax liability and may entitle the
                                 Non-U.S. Holder to a refund, provided that the
                                 required information is furnished to the IRS.

                                     PS-36

================================================================================